________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 12, 2023

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

________________________________________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2023, The Walt Disney Company (the “Company”) and Robert A. Iger, the Company’s Chief Executive Officer, entered into an amendment to Mr. Iger’s employment agreement to extend the term to December 31, 2026. Mr. Iger will continue to serve as Chief Executive Officer and senior most executive officer of the Company during the extended term.
Effective as of the date of the amendment, Mr. Iger’s target annual incentive bonus opportunity for each full fiscal year during the term commencing after the effective date of the amendment will be 500% of his annual base salary (the “amended target bonus opportunity”). Mr. Iger’s target annual incentive plan bonus opportunity for the current fiscal year will be based on the sum of the pro-rated target bonus opportunity previously in effect and the pro-rated amended target bonus opportunity. In addition, if Mr. Iger’s employment continues to the end of the term, the Compensation Committee may, in its discretion, award Mr. Iger the opportunity to earn an annual incentive bonus for the fiscal year in which the termination occurs. The actual amount payable to Mr. Iger as an annual bonus in respect of any fiscal year will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable may be less than, greater than or equal to the stated target bonus (and could be zero). In addition, the amendment provides that any performance-based restricted stock units granted to Mr. Iger under the terms of his employment agreement, as amended, will have three-year performance periods, consistent with the award made generally to other officers.
The amendment also provides that the post-retirement security benefits to be provided to Mr. Iger for five years following his termination of employment under his current employment agreement will not be reduced for the approximately 11-month period such services were provided following Mr. Iger’s prior retirement on December 31, 2021.
No amendments have been made to any other material terms of Mr. Iger’s existing employment agreement, including his base salary or the target value of his long-term incentive award.
The foregoing descriptions are qualified by reference to the terms of the amendment to Mr. Iger’s employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. A copy of the press release issued by the Company on July 12, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment dated July 12, 2023 to Employment Agreement dated as of November 20, 2022, between the Company and Robert A. Iger
99.1	Press Release dated July 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Secretary
Dated: July 12, 2023